EXHIBIT 10.2

ASSETS PURCHASE AGREEMENT

This Assets Purchase Agreement (the “Agreement”) is made and entered into on the 20thday of January, 2015 by and among:

Cellular of Miami Beach, Inc., a Florida corporation (the “Seller”);

Roger Ng (the “Shareholder”), the owner of all of the issued and outstanding shares of capital stock of the Seller; and

Federal Technology Agency Inc, a Delaware corporation (the “Purchaser”).

R E C I T A L S

A. Seller is engaged in the retail of mobile telecommunications products. And the Shareholder is the sole owner, of record and beneficially, of all of Seller’s issued and outstanding capital stock.

B. Purchaser desires to enter the mobile telecommunications business performing retailing and minutes-top-up services, and desires to purchase the business operations of Seller. All of such business operations of Seller desired to be purchased by Purchaser is referred to as the “Business.”

C. Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions of this Agreement, Seller desires to sell to the Purchaser and the Shareholder desires that the Seller sells to the Purchaser, and the Purchaser desires to buy from the Seller, the Business and certain assets, properties and rights of the Seller described in this Agreement.

NOW, THEREFORE, in consideration of the recitals and of the representations, warranties, covenants and agreements contained, and intending to be legally bound, the parties agree as follows:

ARTICLE I—PURCHASE AND SALE

1.1

Agreement to Sell. At the Closing (as defined in Section 2.1) and except as otherwise specifically provided in this Section 1.1, the Seller will, and the Shareholder will cause the Seller to, validly and effectively grant, sell, convey, assign, transfer and deliver to the Purchaser, upon and subject to the terms and conditions of this Agreement, (a) all of the Seller’s right, title and interest in and to (i) the Business as a going concern, and (ii) certain of the Seller’s assets set forth in Section 1.1.1, properties and rights constituting the Business or used in the Business, which are described in this Agreement, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, and (iii) all of the Seller’s rights, title and interest in the name “Cellular of Miami Beach, Inc.,” or any derivative thereof. The Business, name, and assets, properties and rights being sold are called the “Assets.”

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1.1.1

Included Assets. The Assets referred to in Section 1.1(a)(ii) shall include, without limitation, the following assets, properties and rights of Seller used directly or indirectly in the conduct of, or generated by or constituting, the Business, except as otherwise expressly set forth in this Agreement:

(a)

all machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods and any rights under lease to use such machinery, vehicles, furnishings and equipment and those items of personal property and other tangible personal property;

(b)	the corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account and/or other records having to do with corporate organization of Seller

(c)	any cash or cash equivalents held by or on behalf of Seller;

(d)	all securities;

(e)	all office and other supplies;

(f)	all inventory;

(g)

all rights under any written or oral contract, agreement, plan, instrument, registration, license, certificate of occupancy, other permit, certification, authorization or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

(h)	all rights under any patent, trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefore;

(i)	all technologies, methods, formulations, data bases, trade secrets, knowhow, inventions and other intellectual property used in the Business or under development;

(j)

all rights or choices in action arising out of occurrences before or after the Closing, including without limitation all rights under express or implied warranties relating to the Assets, exceptrelating to Excluded Assets in 1.1.2;

(k)

all records, manuals and other documents (collectively, the “Records”) relating to or used in connection with the Seller’s quality assurance/quality control programs, if any, developed for the Business, records relating to personnel qualifications in connection with the quality assurance/quality control program and administration of any quality assurance program; provided, however, that after the Closing the Purchaser will promptly provide Seller with access to and copies of any original documents comprising the Records which Seller or the Shareholder requests;

(l)	all work in process, meaning all claims for services performed or goods sold prior to the Closing and billed by the Seller;

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(m)	all notes receivable owing to the Seller;

(n)	all Maintenance Contracts, except those set forth on Schedule 1.1.1(j);

(o)	all the rights that accrue or will accrue to Seller under this Agreement;

(p)	all the rights to any of Seller’s claims for any federal, state, local, or foreign tax refunds;

(q)	the computer, computer lease and software and

(r)	the real property;

(s)

all information, files, records, data, plans, and contracts and recorded knowledge, including customer and supplier lists related to the foregoing that the Purchaser may request; provided, however, that after the Closing the Purchaser will promptly provide Seller and Shareholder with access to and copies of any original of the foregoing documents comprising the Records which Purchaser requests;

(t)	the maintenance and service contracts;

(u)	all telephone numbers to its Business;

(v)	all accounts receivable invoiced by Seller relating to the Business

(w)	The Independent Contractor Agreement executed between the Seller and the contractor Mrs. Luciana Glas dated 12/23/2014.

1.2

Agreement to Purchase. At the Closing, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller and Shareholder, in exchange for the Purchase Price (hereinafter defined in Section 1.2.1). Except as specifically provided in Section 1.3, Purchaser shall not assume or be responsible for any liabilities or obligations of the Business or Seller.

1.2.1	The Purchase Price; Payment.

The purchase price shall be sixty thousand ($60 , 000.00) dollars worth of Go Ez Corporation preferred shares Series B and a $25,000 Promissory Note issued to the Seller. Said Promissory Note will not carry any interest and matures one year from the date of the closing of this transaction.

1.3

Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets acquired. This allocation was arrived at in arm’s length negotiations between the parties. The parties covenant and agree with each other that none of them will take a position on any income tax or in any judicial proceeding.

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ARTICLE II—CLOSING, ITEMS TO BE DELIVERED, THIRD-PARTY

CONSENTS, CHANGE IN NAME AND FURTHER ASSURANCES

2.1

Closing. The closing (the “Closing”) of the sale and purchase of the Assets shall take place at the offices of the Purchaser, commencing on January 16th, 2015, or at such other place, date and time as shall be mutually satisfactory to the parties hereto. The date of the Closing is sometimes referred to as the “Closing Date.”

2.2	Items to be Delivered at Closing. At the Closing and subject to the terms and conditions contained in this Agreement:

(a)	The Seller will, and the Shareholder will cause the Seller to, deliver to the Purchaser the following:

(i)

such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form and substance satisfactory to the Purchaser and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in, the Purchaser all of the Seller’s right, title and interest in and to the Assets to be sold under this Agreement, including, without limitation, (A) good, valid and marketable title in and to all of the Assets owned by the Seller, (B) good and valid leasehold interests in and to all of the Assets leased by the Seller, and (C) all of the Seller’s rights under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments and other documents to which the Seller is a party or by which it has rights on the Closing Date and which are to be sold under this Agreement; and

(ii)

all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, and other documents, books, records, papers, files and data belonging to the Seller which are part of the Assets or relate to the Business of the Seller; and simultaneously with such delivery, all such steps will be taken as may be required to put the Purchaser in actual possession and operating control of the Assets.

(iii)

Florida State Sales Tax Return for its sales tax liability for the taxable portion of the Assets and shall file it with its check for the sales tax disclosed upon the return with the Florida State Sales Tax Department.

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2.3

Third-Party Consents. To the extent that the Seller’s rights under any agreement, contract, commitment, lease, license, permit, authorization or other Asset to be assigned to the Purchaser may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach or be unlawful, and the Seller shall use its best efforts to obtain any such required consent(s) promptly. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair the Purchaser’s rights under the instrument in question so that the Purchaser would not in effect acquire the benefit of all such rights, the Seller, to the maximum extent permitted by law and the instrument, shall act as the Purchaser’s agent in order to obtain for it the benefits and shall cooperate, to the maximum extent permitted by law and the instrument, with the Purchaser in any other reasonable arrangement designed to provide such benefits to the Purchaser.

If any contract shall be assigned, the Purchaser shall agree to be bound by and assume all of its terms and conditions.

2.4

Change in and Use of Name. The Seller and the Shareholder shall take all such actions not later than the Closing Date as may be required to change the Seller’s name on that date to one distinctly different in sound and appearance from its present name, including but not limited to filing a name change amendment with the Secretary of State of the State of Florida and filing an appropriate name change notice in the appropriate office in each state where the Seller is qualified to do business. After the Closing, the Purchaser shall have the right to use the name Cellular of Miami Beach, Inc., or any similar variant thereof after the Closing Date, and the Seller and the Shareholder will take all necessary steps to permit the Purchaser to use this name.

2.5

Further Assurances. The Seller from time to time after the Closing, at the Purchaser’s request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably request in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, any of the Assets, or the Business.

ARTICLE 3—REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Seller and the Shareholder. The Seller and the Shareholder jointly and severally represent and warrant to the Purchaser as of the date of this Agreement and the Closing Date as follows:

3.1.1 Corporate Existence; Certificate of Incorporation and ByLaws.

(a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Seller has all requisite power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is being conducted and to own, lease and operate the assets and properties used in connection therewith. A list of the Seller’s licenses, permits and authorizations is attached as part of Schedule 3.1.1(a). The Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, all of which jurisdictions are listed on Schedule 3.1.1(a).

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(b) A copy of the Seller’s Certificate of Incorporation and all amendments effected prior to the date of this Agreement and of the Seller’s By-Laws as amended to the date of this Agreement have been delivered to the Purchaser and are correct and complete.

3.1.2 Corporate Power; Authorization: Enforceable Obligations. The Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the instruments of transfer, assignment and conveyance referred to in Section 2.2(a)(i) will be, duly executed and delivered by a duly authorized officer of the Seller, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

3.1.3 The Shareholder. The Shareholder is the lawful owner of record and beneficially of all of the issued and outstanding shares of capital stock of the Seller. The Shareholder has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms.

3.1.4 Financial Statements. The Seller shall deliver its balance sheet as of December 31, 2014 and the related statements of income and retained earnings and notes thereto (the “Financial Statements”). These statements will be prepared by a certified public accountant and will be complete and correct and will present the complete and correct financial position and assets and liabilities of the Seller as of December 31, 2014 and the results of its operations for the year then ended, in conformity with generally accepted accounting principles applied on a consistent basis.

3.1.5 Absence of Undisclosed Liabilities. The Seller has no liabilities or obligations, either accrued, absolute, contingent or, to the best of knowledge of the Seller and the Shareholder, after a due, proper and complete investigation, otherwise, except those liabilities and obligations set forth on the Financial Statements and not heretofore paid or discharged.

For purposes of this Agreement, the term “liabilities” shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.1.6 Existing Condition. Except as disclosed on Schedule 3.1.8, since December 31, 2014 the date of the last Financial Statement, the Seller has not:

(a) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

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(b) incurred any liabilities, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of its business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(c) sold, assigned or transferred any of its assets or properties, other than in the ordinary course of its business;

(d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever against any of its assets or properties;

(e) made or suffered any amendment or termination of any agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any debts or claims held by it, or waived any rights of substantial value;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, operations, assets, properties, prospects or condition (financial or otherwise);

(g) suffered any change in its financial condition or in the nature of its business or operations which has had or might have a material adverse effect on its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h) made any capital expenditure or capital addition or betterment except such as may be involved in the ordinary repair, maintenance and replacement of its assets;

(i) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its directors, officers or employees or the Shareholder, or made any increase in, or any addition to, other benefits to which any of its directors, officers or employees or the Shareholder may be entitled;

(j) made any payment to the Shareholder with respect to any indebtedness owed by the Seller to the Shareholder; or

(k) entered into any transaction other than in the ordinary course of its business consistent with past practice.

3.1.7 Title to Properties; Leasehold Interests. The Seller has good, valid and marketable title to the Assets to be sold, including all of the properties and assets reflected on the December 31, 2014 Financial Statements and those acquired since that date, free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever.

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To the best of knowledge of the Seller and the Shareholder, after a due, proper and complete investigation, all leases, licenses, permits and authorizations in any manner related to the assets, properties or business of the Seller and all other instruments, documents and agreements pursuant to which the Seller has obtained the right to use any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, licenses, permits, authorizations, instruments, documents or agreements any existing default or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Seller has not taken adequate steps to prevent a default from occurring. The Seller has the unrestricted right to sell the Assets as herein provided. The Seller does not own any real property,

ARTICLE IV—COVENANTS PRIOR TO CLOSING

4.1	Conduct of Business. Until the Closing, the Seller shall:

(a)	conduct the Business in the normal, useful and regular manner;

(b)	not enter into any contract, including but not limited to, contracts for the performance of services without the Purchaser’s approval;

(c)	not advertise or conduct inventory reduction sales or reduce the prices of any items ofinventory without Purchaser’s approval;

(d)	not increase the compensation of any employee or change the personnel without Purchaser’s approval;

(e)

use its best efforts to preserve the Business; to keep available to Purchaser the services of the present employees; to preserve the goodwill of Seller’s suppliers, customers and others having business relations with Seller;

(f)

Permit Purchaser’s representatives to remain on the business premises during normal business hours and to observe the operation of the business wherever conducted; provided Purchaser’s representatives do not interfere with Seller’s business operations.

(g)

4.2 No Shop. Neither the Shareholder, the Seller, nor any agent, employee, officer, director, trusteeor any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly, solicit or initiate the submission of proposals or offers from any person or entity for, participate in any discussions pertaining to, or furnish any information to any person or entity other than the Purchaser or the Purchaser’s authorized agent, relating to any acquisition or purchase of all or a material amount of the assets of,or any equity interest in, the Seller or any merger, consolidation or business combination of or involving the Seller.

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ARTICLE V—CONDITIONS PRECEDENT TO THE CLOSING

5.1

Conditions Precedent to the Purchaser’s Obligations. All obligations of the Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Purchaser in its sole and absolute discretion:

5.1.1	Representations. All representations and warranties of the Seller and the Shareholder being true complete and correct at the Closing.

5.1.2

Performance by the Seller and the Shareholder. The Seller and the Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing; and the Purchaser shall have been furnished with a certificate or certificates of the Seller and the Shareholder, dated the Closing Date, signed by the President of the Seller and the Shareholder, certifying, in such detail as the Purchaser may reasonably request, to the fulfillment of the foregoing condition.

5.1.3

Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

5.1.4

Corporate Matters. The Seller shall have furnished the Purchaser with certified copies of all such corporate documents of good-standing certificates for the Seller, and of all proceedings of the Seller authorizing the transactions hereby contemplated as the Purchaser reasonably shall require.

5.1.5

Approvals. The holders of any indebtedness of the Seller or Shareholder, the lessors of any real or personal property or assets leased by the Seller, the parties (other than the Seller) to any agreement, contract or commitment to which the Seller is a party, any governmental agency or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, permit, right or other authorization necessary for the business or operations of the Seller, to the extent that their consent or approval is required, necessary or, in the opinion of the Purchaser, desirable under the pertinent debt, lease, agreement, contract or commitment or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval without resulting in the modification, cancellation or termination of any such lease, agreement, contract or commitment or of any such franchise, license, permit, right or other authorization or the subjection of the Purchaser to any law, rule, regulation or condition which, in the judgment of the Purchaser, shall be unduly burdensome. The holders of any indebtedness of the Seller or Shareholder shall release any real property, personal property and assets leased by the Seller and other assets which are part of the Assets from any lien or other security interests pertaining to such assets.

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5.1.6

Liens and Encumbrances. On or before the Closing, the Purchaser shall have obtained a release and discharge of any and all liens, security interests, restrictions, defects and encumbrances which affect the Business or Assets to be transferred.

5.1.7

Material Damage. The business, operations, Assets, properties, prospects or condition (financial or otherwise) of the Seller shall not be, or be threatened to be, adversely affected by fire, explosion, earthquake, disaster, accident, cessation or interruption of utility or other services, flood, drought, contamination of water supply, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy, or any other event or occurrence.

5.1.8

Tax Obligations. Prior to the Closing the Purchaser shall notify the State of New York of the proposed sale of assets under this Agreement. Purchaser shall hold the Purchase Price and other consideration under this Agreement in an interest-bearing account for Seller’s benefit and in accordance with any notice from the State of New York and applicable provisions of law.

5.2

Conditions Precedent to the Seller’s and the Shareholder’s Obligations. All obligations of the Seller and Shareholder under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Seller and the Shareholder, in their sole and absolute discretion:

5.2.1	Representations. All representations and warranties of the Purchaser being true, complete and correct at the Closing.

5.2.2

Performance by the Purchaser. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and the Seller and the Shareholder shall have been furnished with a certificate or certificates, dated the Closing Date, signed by the President of the Purchaser, certifying, in such detail as the Seller and the Shareholder may reasonably request, to the fulfillment of the foregoing condition.

5.2.3

Litigation Affecting Closing. On the closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

5.2.4

Corporate Matters. The Purchaser shall have furnished the Seller and the Shareholder with certified copies of all such corporate documents of, and good-standing certificates for, the Purchaser and of all such proceedings of the Purchaser authorizing the transactions hereby contemplated, as the Seller and the Shareholder reasonably shall require.

5.3

Termination. In the event any of the conditions contained in Sections 5.1 and 5.2 are not satisfied and the conditions shall not have been waived, this Agreement shall terminate upon notice by one party to the other and neither party shall have any liability or obligation of any kind or nature to the other.

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ARTICLE VI—POST-CLOSING MATTERS

6.1

No Solicitation or Hiring. The Seller and the Shareholder agree that neither they nor any affiliate of either of them will solicit, employ or in any other fashion hire persons who are employees of the Seller on the date hereof for a period of one year after the Closing, unless such persons have been discharged by the Purchaser.

6.2

Escrow. On and after the Closing, Purchaser shall hold in escrow the Purchase Price and other consideration under this Agreement in accordance with the terms of any notice from the New York State Tax Commission.

ARTICLE VII—MISCELLANEOUS

7.1

Brokers’ and Finders’ Fees. The Seller and the Shareholder jointly and severally represent and warrant to the Purchaser, and the Purchaser represents and warrants to the Seller or Shareholder that all negotiations relative to this Agreement have been carried on by the parties directly without the intervention of any person who may be entitled to any brokerage or finder’s fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and the Seller and the Shareholder jointly and severally agree to indemnify and hold harmless the Purchaser, and the Purchaser agrees to indemnify and hold harmless the Seller and Shareholder, as the case may be, against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of either party’s dealings, arrangements or agreements with any such person.

7.2

Sales. Transfer and Documentary Taxes, etc. Neither the Seller nor the Purchaser shall be responsible for the other’s sales, transfer or documentary taxes, if any, due as a result of the transfer of the Assets to the Purchaser, or all other fees directly relating to the transfer of the Assets.

7.3

Expenses. The parties shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

7.4

Remedy. The Seller and the Shareholder acknowledge that the Assets are unique and not otherwise available and agree that, in addition to any other remedy available to the Purchaser, the Purchaser may invoke any equitable remedy to enforce performance hereunder, including, without limitation, the remedy of specific performance.

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7.5

Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understanding between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

7.6

Assignment and Binding Effect. Neither the Seller nor the Purchaser shall assign this Agreement nor any part of it, nor delegate any obligation imposed by this Agreement without the prior written consent of the other. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Seller, Shareholders and Purchaser.

7.7	Waiver. Any term or provision of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties.

7.8

Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by fax or by registered or certified mail, postage prepaid, as follows:

If to the Purchaser to:

Federal Technology Agency Inc.

1047 Amarillo Avenue

Palo Alto California, 94303

If to the Seller and/or the Shareholder, to:

Cellular of Miami Beach

6782 Collins Avenue

Miami Florida

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed, faxed or mailed.

7.9	Florida Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida.

7.10

No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and the other indemnified parties, and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

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7.11

Headings, Gender and “Person.” All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a “person” herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

7.12

Tax Consequences. No party to this Agreement, nor any of their officers, employees or agents has made any representation or agreement, express or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or arising out of this Agreement.

7.13

Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.14

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind each Party.

7.15

Guarantee. Shareholder unconditionally guarantees to Purchaser and its affiliates the full and timely performance of all of the obligations and agreements of Seller. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Any guaranteed person may, at its option, proceed against Shareholder for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against any other party or against any of its properties. Shareholder further agrees that his guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and the Shareholder waives all special surety ship defenses and notice requirements.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written.

Cellular of Miami Beach, Inc.

Date: 01-20-2015	By:
	Name:	Roger Ng
	Title:	President

Federal Technology Agency

Date: 01-20-2015	By:
	Name:	Abraham Dominguez Cinta
	Title	CEO

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